EMPLOYMENT SEPARATION AGREEMENT AND RELEASE
                   -------------------------------------------



     THIS AGREEMENT AND RELEASE, is effective as of the 2nd day of March, 1999 by and between SKIP MARTIN ("Executive") and POCAHONTAS FEDERAL SAVINGS AND LOAN ASSOCIATION ( the "Bank") and POCAHONTAS BANCORP, INC. ("Bancorp" and collectively with the Bank, "Pocahontas").

     WHEREAS, Executive has served in the position of President and Chief Executive Officer of the Bank since 1990 and of the Bancorp since its organization in 1998; and

     WHEREAS, Executive has elected to retire early and to discontinue Executive's employment with the Bank and Bancorp, and the Bank and Bancorp have consented to Executive's early retirement, on the following terms and conditions, which contain the entire agreement of the parties relating to the termination of Executive's employment, and any prior agreements, including the Employment Agreement entered into by and between Executive and the Bank as of October 1, 1996, ("Employment Agreement"), shall be superceded by this Agreement and Release as of April 30, 1999, unless otherwise provided herein, and that certain Employment Separation Agreement and Release dated March 2, 1999 (the "March 2, 1999 Release").

     NOW, THEREFORE, in consideration of the promises and payments stated and other good and valuable consideration, the receipt and adequacy of which is acknowledged by each of the parties, all of whom intend to be legally bound by this Agreement and Release, the parties state and agree as follows:

     1. Executive shall resign from employment with Pocahontas effective April 30, 1999 and shall have no further obligation to perform services as an employee of Pocahontas following said date. Executive shall continue as a director of each of the Bank and Bancorp for the remainder of his term, and such additional terms to which Executive may be elected.

     2. (a) Executive shall be entitled to receive bi-weekly salary payments from Pocahontas, at the rate of salary payment in effect as of the date of this Agreement and Release, through April 30, 1999, paid in accordance with Pocahontas's regular payroll practices, including tax withholdings. All current benefits shall continue until April 30, 1999.

         (b) As of the date of this Agreement and Release, Executive is a participant in the Pocahontas Bancorp, Inc. Stock Option Plan, approved by shareholders of Bancorp on October 23, 1998. Executive has received an award of 80,000 options under said plan, which award shall vest, pursuant to its terms, in five equal installments commencing on October 23, 1999. The parties hereby agree that the stock options awarded to Executive under said plan shall continue to vest in Executive so long as Executive maintains Continuous Service (as defined in said plan) as a Director of the Bank or Bancorp.

     (c) As of the date of this Agreement and Release Executive is a participant in the Pocahontas Bancorp, Inc. Recognition and Retention Plan, approved by shareholders of Bancorp on October 23, 1998. Executive has received an award of 35,707 shares of restricted stock under said plan, which award shall vest, pursuant to its terms, in five equal installments commencing on January 3, 2000. Executive and Bancorp hereby agree that Executive shall forfeit all shares of restricted stock awarded under said plan, effective as of April 30, 1999.

     (d) Bancorp agrees that as of April 30, 1999, it will allocate on its books and records $2.75 million dollars for the benefit of Executive. The amount so allocated shall earn interest at the Federal Funds rate, as determined each month at the close of business on the first business day of the month, compounded monthly, until distributed. Each year following Executive's termination of employment, Bancorp shall pay Executive no less than One Hundred Fifty Thousand Dollars ($150,000), until the $2.75 million, plus earnings thereon, shall be fully distributed. Such amount shall be paid in monthly installments commencing in May, 1999, no later than the fifth day of each month following Executive's termination of employment. Executive may request that Bancorp pay him an additional amount in any year, and such additional amount, or portion thereof, may be paid to Executive in the sole discretion of the Board of Directors. Payments to Executive shall be subject to applicable federal and state tax withholding. In the event of Executive's death prior to the distribution in full of amounts owed to Executive, the balance remaining at his death shall be distributed to the beneficiary designated by Executive, in writing, in the manner designated by the Executive.

     (e) In the event of a Change in Control (as defined in the Pocahontas Bancorp, Inc. Stock Option Plan) of the Bank or Bancorp, on or before April 30, 2003, Executive shall be entitled to receive an additional payment from Bancorp equal to Five Hundred Fifty Thousand Dollars ($550,000). Such Change in Control Payment shall be in addition to any payments to which Executive is entitled under sub-paragraph 2(d) above and shall be made on or before the effective time of the Change in Control.

     (f) At the time of this Agreement and Release, Executive is a party to a Restated Supplemental Executive Retirement Agreement between Pocahontas and Executive dated January 1, 1998 ("SERP"). Following Executive's termination of employment, Executive shall be entitled to no further benefits accruals or contributions under said SERP, provided, however, that any contributions previously made to said SERP and transferred to the Executive's grantor trust shall be the sole property of Executive.

     3. (a) The provisions of this Agreement and Release shall satisfy all obligations of Pocahontas to Executive that now exist or hereinbefore existed relating to the employment of Executive by Pocahontas and the termination of the employment of Executive, including without limitation, any rights under Executive's Employment Agreement and the March 2, 1999 Release, provided, however, that Executive's rights to contributions made to Executive's SERP and his right under any tax-qualified plans maintained by Pocahontas shall not be affected hereby.

     (b) In consideration of the provisions of this Agreement and Release, Executive hereby irrevocably and unconditionally, waives and releases Pocahontas, its affiliates and subsidiaries, officers, directors, and executives, from any and all causes of action, debts and claims, known or unknown, which Executive may now have or may have in the future, concerning Executive's employment under the Employment Agreement, or separation from service thereunder, including but not limited to any claims for alleged breach of contract, wrongful discharge, or any rights or claims arising out of title VII of the Civil Rights Act of 1964, as amended, the Age Discrimination in Employment Act ("ADEA"), the Americans with Disabilities Act ("ADA"), or any other federal, state or municipal statute or ordinance relating to discrimination in employment. However, Executive may pursue claims or institute legal action to enforce the provisions of this Agreement and Release. Nothing herein contained shall be construed to require Executive's release of any rights granted to him as a former employee, officer or director of Pocahontas under its Charter and Bylaws or under federal or Delaware law. Executive shall continue to be indemnified by Pocahontas for any actions taken as an employee, officer or director to the fullest extent provided by Pocahontas's Charter and Bylaws and federal or Delaware law.

     4. Executive further covenants that Executive will neither file nor cause nor permit to be filed on Executive's behalf and, as the case may be, waives Executive's right to recover in his own right upon filing, any lawsuits, claims, grievances, complaints, or charges with any Court, State, federal or local agency, concerning or relating to any dispute arising out of the employment relationship, alleged breaches of employment, covenants or contracts, abusive or wrongful and constructive discharge, unlawful employment discrimination, or otherwise relating to Executive's employment or resignation from that employment with Pocahontas.

     5. (a) Executive further states that Executive has carefully read the foregoing, has had sufficient opportunity to review and deliberate the terms of this Agreement and Release with or without counsel of Executive's own choosing, knows and understands its contents, and signs the same as Executive's free and independent act. No inducements, representations, or agreements have been made or relied upon to make this Agreement and Release except as stated in this Agreement and Release.

     (b) Executive has twenty-one (21) days from March 1, 1999 (the date of the initial receipt of these terms) within which to consider accepting and being bound by the terms of this Agreement and Release. Executive understands and acknowledges that this release and waiver of claims is exchanged for the payments described in Paragraph 2. Executive also understands that he may revoke this waiver and release of claims under the ADEA for a period of seven (7) days following the date the Executive signs this Agreement and Release and that the Executive's waiver of the ADEA claims will not become effective until the revocation period has expired. Such date that is seven (7) days after Executive signs this Agreement and Release is referred to as the "Waiting Period Expiration Date."

     6. Section 9 of the Employment Agreement shall remain in effect as to Executive for the one year period from April 30, 1999.

     7. Executive shall continue to preserve the confidences and proprietary information of Pocahontas and its subsidiaries, parent corporations and affiliates, including information that has been disclosed to Executive relating to Pocahontas's business activities, as set forth in Section 10 of the Employment Agreement which Section is incorporated herein by reference.

     8. This Agreement and Release may not be amended or modified except in a writing signed by the party to be charged. This Agreement and Release constitutes the entire understanding of the parties, and all prior discussions and agreements between the parties are merged herein.

     9. Any term or provision of this Agreement and Release which is held to be invalid or unenforceable shall be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement and Release.

     10. The terms and provisions of, and the obligations under, the Employment Agreement shall be superceded by this Agreement and Release, and shall be of no further force or effect, unless otherwise expressly stated herein.

                     [Remainder of Page Intentionally Blank]

     IN WITNESS WHEREOF, the parties hereto have signed their Agreement and Release.


SKIP MARTIN                                          DATE:


\s\ Skip Martin                                      March 25,  1999
---------------------------                          ---------------------------


POCAHONTAS FEDERAL SAVINGS                           DATE:
 AND LOAN ASSOCIATION

By:

/s/Ralph P. Baltz                                    March 25,  1999
---------------------------                          ---------------------------
Ralph P. Baltz


POCAHONTAS BANCORP, INC.                             DATE:


By:

/s/Ralph P. Baltz                                    March 25, 1999
---------------------------                          ---------------------------
Ralph P. Baltz